Exhibit 99.1

Teligent Announces the Pricing of $34.4 Million of Series B Senior Convertible Notes

Buena, N.J., OCTOBER 28, 2019 (GLOBENEWSWIRE) -- Teligent, Inc. (NASDAQ: TLGT) (“Teligent” or the “Company”), a New Jersey-based specialty generic pharmaceutical company, announced the pricing of $34,405,000 aggregate principal amount of its 7.0% Cash / 8.0% PIK Series B Senior Unsecured Convertible Notes due 2023 (the “New 2023 Notes”). It is expected that the offering will close on or about October 31, 2019, subject to customary closing conditions.

The gross cash proceeds of approximately $29,275,000 from the offering will be used to extinguish the Company’s outstanding Convertible 3.75% Senior Notes due December 2019, pay interest upon other indebtedness, and to fund general corporate and working capital requirements.

In addition, the Company has entered into agreements with certain holders of the Company’s 4.75% Convertible Senior Notes due May 2023 (the “Existing 2023 Notes”), where such holders will exchange their Existing 2023 Notes for approximately $5,130,000 in aggregate principal amount of New 2023 Notes upon the terms of such agreements.

Interest on the New 2023 Notes will accrue at the rate of 7.0% for interest payments made in cash and at 8.0% for interest payments paid in the form of additional principal amount on such notes (“in-kind”). In each case, interest is payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2020. The New 2023 Notes mature in May 2023.

The New 2023 Notes will be convertible at the option of the holder at any time prior to maturity at an initial conversion price of $0.72 per share, subject to adjustment under certain circumstances. In the event that Teligent undergoes a “fundamental change,” holders of New 2023 Notes may require Teligent to purchase for cash all or any portion of the New 2023 Notes at the fundamental change purchase price equal to 100% of the principal amount of notes being repurchased plus accrued but unpaid interest thereon. The New 2023 Notes are not redeemable by Teligent prior to maturity.

The New 2023 Notes will be Teligent’s general senior unsecured obligations. The New 2023 Notes will be guaranteed on a senior unsecured basis by all of Teligent’s current subsidiaries that guarantee its obligations under Teligent’s senior secured credit facilities. In connection with the issuance of the New 2023 Notes, Teligent intends to enter into amendments to its senior secured credit facilities that, among other matters, will provide Teligent with the consent of the lenders to the issuance of the New 2023 Notes.

The New 2023 Notes are only being sold to qualified institutional buyers in the United States. The New 2023 Notes and any shares of common stock issuable upon conversion of the New 2023 Notes (the “Conversion Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other jurisdiction’s securities laws, and the New 2023 Notes and the Conversion Shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Teligent does not intend to file a registration statement for the resale of the New 2023 Notes or any Conversion Shares.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Such forward-looking statements include statements regarding the offer and sale of the New 2023 Notes, the intended closing date of such sales, the intended use of proceeds from the offering, the intention to consummate the exchange of Existing 2023 Notes for New 2023 Notes and the terms of such exchanges, the intention to enter into amendments to our credit facilities with our senior lenders and the final subject matter thereof. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions and are subject to risks and uncertainties. These and other risks and uncertainties are described in more detail in the Part I, Item 1A - Risk Factors of the Company’s most recent Annual Report on Form 10-K.  You should not rely upon forward-looking statements as predictions of future events.  The forward-looking statements included in this press release speak only as of the date hereof and, except as required by law, we undertake no obligation to update publicly or privately any forward-looking statements, whether written or oral, for any reason after the date of this press release to conform these statements to new information, actual results or to changes in our expectations.